Oncolytics Biotech® Secures New U.S. Patent Protecting Commercial Manufacturing of Pelareorep into 2044

Intellectual property update confirms pelareorep’s unique manufacturing process and scalability

Previously filed method-of-use patent application expected to provide protection into 2046

Additional patent filings planned in 2026 to further expand the pelareorep intellectual property estate

SAN DIEGO, CA, June 16, 2026 – Oncolytics Biotech® Inc. (Nasdaq: ONCY) (“Oncolytics” or the “Company”), a clinical-stage company developing pelareorep, an investigational, systemically active immunotherapy that promotes potentially protective immune responses, including the upregulation of key inflammatory cytokines resulting in the formation of tertiary lymphoid structures and the expansion of tumor-infiltrating lymphocytes, today announced that the United States Patent and Trademark Office (“USPTO”) has issued a new patent broadly protecting the Company's proprietary manufacturing process for pelareorep.

The newly issued patent covers key aspects of the methods used to manufacture pelareorep and is expected to provide intellectual property protection into 2044. The patent is designed to protect the Company’s ability to consistently produce pelareorep at commercial scale and represents a significant addition to Oncolytics’ growing intellectual property portfolio.

The Company also announced that a previously filed method-of-use patent application directed at pelareorep’s use as an immunotherapy remains under review and, if issued, is expected to provide protection into the year 2046. In addition, Oncolytics plans to file further patent applications this year that are designed to expand and strengthen the pelareorep intellectual property estate across additional therapeutic applications, treatment settings, and combination approaches.

“Building a strong intellectual property estate around pelareorep is an important part of our strategy as we advance the program toward potential registration and commercialization,” said Jared Kelly, Chief Executive Officer of Oncolytics. “This newly issued patent strengthens our protection around the manufacturing of pelareorep and supports our ability to produce the product at commercial scale. Combined with our previously filed method-of-use patent application and additional planned filings, we continue to build a durable patent portfolio designed to support the long-term value of pelareorep. Checking this box represents another important milestone as we execute on our strategy and move pelareorep into its next phase of development.”

The Company’s intellectual property strategy is focused on protecting pelareorep through a combination of manufacturing, method-of-use, formulation, and combination therapy patents designed to support the continued development and commercialization of pelareorep across multiple oncology indications.

About Oncolytics Biotech Inc.
Oncolytics is a clinical-stage biotechnology company developing pelareorep, an investigational intravenously delivered double-stranded RNA immunotherapeutic agent. Pelareorep has demonstrated encouraging results in multiple first-line pancreatic cancer studies, two randomized Phase 2 studies in metastatic breast cancer, and early-phase studies in anal and colorectal cancer. It is designed to induce anti-cancer immune responses by converting immunologically “cold” tumors to “hot” through the activation of innate and adaptive immune responses.

The Company is advancing pelareorep in combination with chemotherapy and/or checkpoint inhibitors in metastatic gastrointestinal cancers, where pelareorep has received Fast Track designation from the FDA for colorectal and pancreatic cancer. Oncolytics is actively pursuing strategic partnerships to accelerate development and maximize commercial impact. For more about Oncolytics, please visit: www.oncolyticsbiotech.com or follow the Company on LinkedIn and on X @oncolytics.

Forward-looking statements
This press release contains forward-looking statements, within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under applicable Canadian securities laws (such forward-looking statements and forward-looking information are collectively referred to herein as “forward-looking statements”). Forward-looking statements contained in this press release include statements regarding beliefs as to the potential, registration, mechanism of action and benefits of pelareorep as a cancer therapeutic; the Company’s goals, strategies, and objectives; expectations around the design, milestones, anticipated timelines and expected outcomes for current and future studies, its belief in the clinical promise of pelareorep in anal, colorectal, pancreatic and other gastrointestinal cancers; the Company’s goals and expectations for its potential registrational development path for pelareorep in multiple gastrointestinal cancers; and plans for future disclosure of clinical trial results. In any forward-looking statement in which Oncolytics expresses an expectation or belief as to future results, such expectations or beliefs are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will be achieved. These statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those anticipated. These risks include, but are not limited to, regulatory outcomes, trial execution, financial resources, access to capital markets, and market dynamics. Please refer to Oncolytics’ public filings with securities regulators in the United States and Canada for more information. The Company assumes no obligation to update forward-looking statements, except as required by law.

Company Contact
Jon Patton
Director of IR & Communication
jpatton@oncolytics.com